Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2021 SECOND QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – August 10, 2021 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the second quarter ended June 30, 2021 (“Q2 2021”).

“Our Q2 2021 revenues rose 18.6% from the second quarter of 2020 (“Q2 2020”), driven by a 72% revenue improvement for the FUEL CHEM® segment attributable to contributions from recent installations of our TIFI® Targeted In-Furnace Injection technology on new domestic accounts, increased demand for power, and the ongoing recovery from the COVID-19 pandemic,” said Vincent J. Arnone, President and CEO. “We believe that our FUEL CHEM business segment will continue to produce strong results for the balance of 2021, with upside potential derived from application opportunities in the U.S. and internationally.

“Our Air Pollution Control (APC) business remained challenged in Q2 2021 due to ongoing pandemic-driven project delays and cancellations that have resulted in a lack of new orders, and project timing. We were pleased to recently announce $4.5 million in new contracts from customers in Korea, North America, and Europe, and view this as a reflection of a strengthening post-COVID business procurement environment. We believe that our greatest opportunities lie in industrial applications, led by our Selective Catalytic Reduction (SCR) and ULTRA® technologies, and we continue to pursue a current global sales pipeline of $40-50 million.”

Mr. Arnone continued, “During Q2 2021, we completed on-site demonstrations of our Dissolved Gas Infusion (DGITM) at two locations in the United States – the first at a pulp and paper facility in the Northwest that is looking to increase its production capacity later this year, and the second at a municipal wastewater treatment facility on the west coast that was intended to show the benefits of supplemental oxygenation that could be provided by DGI during periods of high waste treatment volume for the municipality. These incremental, yet important demonstrations proved the efficacy of our advanced aeration technology as an adjunct to existing wastewater treatment processes at the facilities.”

He concluded, “We ended the second quarter with a strong balance sheet and have no debt. We are well-positioned to pursue a variety of business development growth initiatives and continue to monitor proposed federal infrastructure spending related to the reduction of harmful emissions.”

Q2 2021 Consolidated Results Overview

Consolidated revenues for the quarter increased 18.6% to $5.2 million from $4.4 million in Q2 2020, reflecting higher revenues for FUEL CHEM offset by revenue declines in the APC segment.

Gross margin for Q2 2021 was 49.5% of revenues compared to 13.7% of revenues in Q2 2020. Gross margin in Q2 2020 included a $1.1 million charge for an APC product warranty issue; excluding this charge, consolidated gross margin for Q2 2020 was 40%.

SG&A expenses rose to $3.0 million from $2.8 million in Q2 2020, reflecting higher administrative and employee expenses, offset by a reversal of a $0.5 million charge to the allowance for doubtful accounts recorded in Q2 2020.

Operating loss narrowed to $(0.7) million from an operating loss of $(2.4) million in Q2 2020.

Net loss narrowed to $(0.8) million, or $(0.03) per share, compared to a net loss of $(2.5) million, or $(0.10) per share, in Q2 2020.

Consolidated APC segment backlog at June 30, 2021 was $4.9 million compared to $5.3 million at December 31, 2020. Backlog at June 30, 2021 included $4.6 million of domestic backlog as compared to $4.9 million of domestic backlog at December 31, 2020. Backlog at June 30, 2021 did not include $4.5 million in new contracts from customers in Korea, North America, and Europe awarded in July 2021.

APC segment revenues declined to $1.0 million in Q2 2021 from $1.9 million in Q2 2020, primarily the result of delayed projects related to the COVID-19 pandemic. APC gross margin in Q2 2021 was $0.5 million, or 48.6% of revenue, compared to gross margin of $(0.4) million in Q2 2020 that included the above-referenced $1.1 million charge. Excluding the charge, APC gross margin for Q2 2020 was $0.7 million, or 39%.

FUEL CHEM segment revenues rose to $4.2 million, up 71.8% from $2.4 million in Q2 2020. This increase primarily reflected higher power demand and recovery from the initial emergence of the COVID-19 pandemic, which impacted results in the prior year period. Segment gross margin improved to 49.7% in Q2 2021 from 40.0% in Q1 2020.

Adjusted EBITDA loss for the quarter was $(0.6) million in Q2 2021 compared to an Adjusted EBITDA loss of $(2.2) million in Q2 2020.

Financial Condition

At June 30, 2021, cash and cash equivalents were $36.6 million and restricted cash was $0.4 million. Stockholders’ Equity at June 30, 2021 was $45.9 million, or $1.52 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, August 11, 2021 at 10:00 am EDT / 9:00 am CDT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●    (877) 423-9820 (Domestic) or

●    (201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)(in thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$36,194	$10,640
Restricted cash	98	1,595
Accounts receivable, net	3,403	6,548
Inventories, net	194	97
Prepaid expenses and other current assets	1,555	2,193
Total current assets	41,444	21,073
Property and equipment, net of accumulated depreciation of $18,459 and $26,889, respectively	5,087	5,220
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $828 and $757, respectively	516	553
Restricted cash	270	371
Right-of-use operating lease assets	311	394
Other assets	317	361
Total assets	$50,061	$30,088
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,400	$2,353
Accrued liabilities:
Operating lease liabilities - current	132	149
Employee compensation	681	930
Other accrued liabilities	1,339	2,099
Total current liabilities	3,552	5,531
Operating lease liabilities - non-current	171	237
Long-term borrowings	—	1,556
Deferred income taxes, net	134	134
Other liabilities	306	309
Total liabilities	4,163	7,767
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,227,300 and 25,639,702 shares issued, and 30,263,791 and 25,228,951 shares outstanding, respectively	312	262
Additional paid-in capital	164,157	140,138
Accumulated deficit	(114,983)	(114,603)
Accumulated other comprehensive loss	(1,430)	(1,370)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,234)	(2,182)
Total stockholders’ equity	45,898	22,321
Total liabilities and stockholders’ equity	$50,061	$30,088

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues	$5,218	$4,401	$10,251	$8,179
Costs and expenses:
Cost of sales	2,635	3,799	5,310	6,050
Selling, general and administrative	2,957	2,755	6,057	6,641
Research and development	315	271	730	595
	5,907	6,825	12,097	13,286
Operating loss	(689)	(2,424)	(1,846)	(5,107)
Interest expense	(5)	(3)	(9)	(6)
Interest income	2	2	3	13
Other (expense) income, net	(76)	(88)	1,482	138
Loss before income taxes	(768)	(2,513)	(370)	(4,962)
Income tax expense	(10)	(31)	(10)	(149)
Net loss	$(778)	$(2,544)	$(380)	$(5,111)
Net loss per common share:
Basic net loss per common share	$(0.03)	$(0.10)	$(0.01)	$(0.21)
Diluted net loss per common share	$(0.03)	$(0.10)	$(0.01)	$(0.21)
Weighted-average number of common shares outstanding:
Basic	30,264,000	24,668,000	28,895,000	24,633,000
Diluted	30,264,000	24,668,000	28,895,000	24,633,000

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(778)	$(2,544)	$(380)	$(5,111)
Other comprehensive income (loss):
Foreign currency translation adjustments	133	152	(60)	(79)
Comprehensive loss	$(645)	$(2,392)	$(440)	$(5,190)

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2021	2020
Operating Activities
Net loss	$(380)	$(5,111)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	319	329
Amortization	71	85
Loss on disposal of equipment	13	—
Provision for doubtful accounts, net of recoveries	23	(1,082)
Stock-based compensation, net of forfeitures	40	150
Gain of forgiveness on Paycheck Protection Plan Loan	(1,556)	—
Changes in operating assets and liabilities:
Accounts receivable	3,079	1,863
Inventories	(97)	(78)
Prepaid expenses, other current assets and other non-current assets	681	424
Accounts payable	(943)	(531)
Accrued liabilities and other non-current liabilities	(1,021)	537
Net cash provided by (used in) operating activities	229	(3,414)
Investing Activities
Purchases of equipment and patents	(237)	(122)
Net cash used in investing activities	(237)	(122)
Financing Activities
Proceeds from borrowings	—	1,556
Proceeds from sale of common stock issued in connection with private placement	25,812	—
Costs related to sale of common stock issued in connection with private placement	(1,783)	—
Taxes paid on behalf of equity award participants	(52)	(6)
Net cash provided by financing activities	23,977	1,550
Effect of exchange rate fluctuations on cash	(13)	(258)
Net increase (decrease) in cash, cash equivalents and restricted cash	23,956	(2,244)
Cash, cash equivalents, and restricted cash at beginning of period (Note 2)	12,606	13,501
Cash, cash equivalents and restricted cash at end of period (Note 2)	$36,562	$11,257

FUEL TECH, INC.

BUSINESS SEGMENT FINANCIAL DATA

(Unaudited)

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended June 30, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$986	$4,232	$—	$5,218
Cost of sales	(507)	(2,128)	—	(2,635)
Gross margin	479	2,104	—	2,583
Selling, general and administrative	—	—	(2,957)	(2,957)
Research and development	—	—	(315)	(315)
Operating income (loss) from operations	$479	$2,104	$(3,272)	$(689)

	Air Pollution	FUEL CHEM
Three months ended June 30, 2020	Control Segment	Segment	Other	Total
Revenues from external customers	$1,937	$2,464	$—	$4,401
Cost of sales	(2,320)	(1,479)	—	(3,799)
Gross margin	(383)	985	—	602
Selling, general and administrative	—	—	(2,755)	(2,755)
Research and development	—	—	(271)	(271)
Operating (loss) income from operations	$(383)	$985	$(3,026)	$(2,424)

	Air Pollution	FUEL CHEM
Six months ended June 30, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$1,893	$8,358	$—	$10,251
Cost of sales	(1,038)	(4,272)	—	(5,310)
Gross margin	855	4,086	—	4,941
Selling, general and administrative	—	—	(6,057)	(6,057)
Research and development	—	—	(730)	(730)
Operating income (loss) from operations	$855	$4,086	$(6,787)	$(1,846)

	Air Pollution	FUEL CHEM
Six months ended June 30, 2020	Control Segment	Segment	Other	Total
Revenues from external customers	$3,133	$5,046	$—	$8,179
Cost of sales	(3,086)	(2,964)	—	(6,050)
Gross margin	47	2,082	—	2,129
Selling, general and administrative	—	—	(6,641)	(6,641)
Research and development	—	—	(595)	(595)
Operating income (loss) from operations	$47	$2,082	$(7,236)	$(5,107)

FUEL TECH, INC.

GEOGRAPHIC INFORMATION

(in thousands)

Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
United States	$4,588	$3,310	$9,051	$6,407
Foreign	630	1,091	1,200	1,772
	$5,218	$4,401	$10,251	$8,179

	June 30,	December 31,
	2021	2020
Assets:
United States	$46,186	$24,524
Foreign	3,875	5,564
	$50,061	$30,088

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Loss	$(778)	$(2,544)	$(380)	$(5,111)
Interest (income) expense, net	(9)	1	(6)	(7)
Income tax expense	10	31	10	149
Depreciation expense	151	166	319	329
Amortization expense	37	42	71	85
EBITDA	(589)	(2,304)	14	(4,555)
Gain on Forgiveness of Paycheck Protection Plan loan	-	-	(1,566)	-
Stock compensation expense	20	69	40	150
ADJUSTED EBITDA	(569)	(2,235)	(1,512)	(4,405)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.